FTE Networks Announces $4 Million Corporate Stock Buyback Program

NAPLES, FL., Dec. 19, 2018 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology solutions for smart platforms, network infrastructure and intelligent buildings, and a Deloitte 2018 Technology Fast 500 Winner (#95), announced today that its Board of Directors has approved a stock repurchase program of up to $4 million of the Company’s outstanding common stock, beginning on Wednesday, December 19, 2018.

The $4 million stock buyback program is effective for a three-year period. Shares may be repurchased under this program from time-to-time, as the Company deems appropriate through open market purchases effected through a broker dealer at prevailing market prices or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by Company Senior Management, at its discretion, and will depend on a variety of factors such as market price of the Company’s common stock, applicable legal requirements and general market and economic conditions. There can be no assurance as to the number of shares the Company will repurchase and the program may be extended, suspended, discontinued or otherwise modified at any time, without notice, at the Company’s discretion.

“Our Board of Directors and Senior Management believe that FTE’s growth prospects and long-term strategy are not reflected in the Company’s current stock price,” said Michael Palleschi, President and Chief Executive Officer of FTE. “Board approval of this stock buyback program demonstrates our confidence in the strength of our businesses and our firm commitment to delivering shareholder value. Our confidence is premised on the fact that FTE is on track to deliver on its full-year 2018 guidance.”

“Mr. Palleschi continued, “Based on FTE’s business backlog combined with our opportunities pipeline, we remain confident that our upward growth trajectory will continue in 2019 and beyond. In its first full year of operations, FTE’s technology segment has deployed CrossLayer™ into premier buildings throughout the United States with more installs expected by year-end and, as previously announced, we are expanding into Canada. FTE’s infrastructure segment continues to secure its position as a leader within its respective markets.”

Mr. Palleschi concluded,” We continue to focus on strengthening our balance sheet, which is a top priority for Senior Management. Yesterday, we announced that we signed a Term Sheet with our Senior Lender adjusting the rate and extending the terms of our Senior Credit Facility by approximately two years, which amendment we expect to close by the end of next month. This is just the first of several initiatives that we are undertaking as we position the Company for continued growth.”

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “expected” “believe” “prospect,” “strategy,” “confidence,” “trajectory,” “will” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements and forecasts relating to, among other things, repurchase under the stock repurchase program, the source of funds therefor or other aspects of the stock repurchase program; our ability to achieve stated operational goals and objectives, and other matters that involve known or unknown performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risk and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time-to-time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, where as a result of new information, future developments or otherwise.

For more information, please contact:

Investor Contact:

Ted Haberfield

MZ Group North America

President

Phone: 760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us